UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

UPC Broadband Holding B.V. (UPC Broadband Holding) is an indirect subsidiary of Liberty Global, Inc. On March 26, 2013, UPC Broadband Holding entered into a new additional facility accession agreement (the Additional Facility AG Accession Agreement) under UPC Broadband Holding's senior secured bank facility (as amended, the UPC Broadband Holding Bank Facility). Pursuant to the Additional Facility AG Accession Agreement, certain lenders under facilities R, S, and U (Facilities R, S, and U) of the UPC Broadband Holding Bank Facility (the Rolling Lenders) agreed to roll their existing respective Facilities R, S, and U commitments into a new term loan facility of €1,472.4 million ($1,894.2 million at the transaction date) (Facility AG). The Rolling Lenders novated their existing respective commitments under each of Facilities R, S, and U to Liberty Global Services B.V. (Liberty Global Services), a direct subsidiary of UPC Broadband Holding, and became lenders under the new Facility AG. Certain other new lenders (the New Lenders) agreed to make available commitments under Facility AG. The underwriters of Facility AG (the Underwriters), as one of the initial lenders under Facility AG, entered into cash novation certificates under the Additional Facility AG Accession Agreement on behalf of the New Lenders and the net proceeds from the commitments thereunder were used to repay all amounts outstanding under Facility U. Liberty Global Services, an initial lender under Facility AG, novated its Facility AG commitment to the Rolling Lenders. The final maturity date for Facility AG is March 31, 2021. Facility AG bears interest at EURIBOR plus 3.75% per annum.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Name

4.1
Additional Facility AG Accession Agreement, dated March 26, 2013, among UPC Financing Partnership, The Bank of Nova Scotia as Facility Agent and Security Agent and Liberty Global Services B.V. as Additional Facility AG Lender, under the UPC Broadband Holding Bank Facility.*

________________
* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April, 5 2013

Exhibit Index

Exhibit No.	Name

4.1
Additional Facility AG Accession Agreement, dated March 26, 2013, among UPC Financing Partnership, The Bank of Nova Scotia as Facility Agent and Security Agent and Liberty Global Services B.V. as Additional Facility AG Lender, under the UPC Broadband Holding Bank Facility.*

___________________
* Previously filed.